Exhibit 2

                      JOINDER TO THE JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to be added to the Joint Filing Agreement, dated August 24, 1999, by and among Cox Enterprises, Inc., Cox Interactive Media, Inc., Barbara Cox Anthony and Anne Cox Chambers for the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) or any subsequent filings on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of LOOKSMART, LTD.

     IN WITNESS WHEREOF, the undersigned hereby executes this Agreement as of this 20th day of March, 2000.

                                 COX LOOK, INC.


                                                   By:   /s/   Andrew A. Merdek
                                                       -------------------------
                                                   Name:    Andrew A. Medek
                                                   Title:      Secretary